Exhibit 99.1

NORTH FORK ANNOUNCES

AGREEMENT IN PRINCIPLE TO SETTLE STOCKHOLDER LITIGATION

RELATING TO CAPITAL ONE MERGER

Melville, NY. (August 8, 2006)—North Fork Bancorporation, Inc. (NYSE: NFB) today announced that it has agreed in principle to settle the previously disclosed purported North Fork stockholder class action challenging the proposed merger between Capital One Financial Corporation and North Fork.

“We are pleased to put this matter behind us to eliminate the distraction and expense of further litigation,” said North Fork Chairman and CEO John A. Kanas. “We can now focus completely on completing the merger.”

In the settlement, North Fork will agree to establish a settlement fund in an aggregate amount of $20 million, out of which the plaintiffs’ attorneys fees will be paid, with the remaining balance of the settlement fund to be allocated among North Fork stockholders who are members of the class as of the completion of the merger (other than those stockholders who perfect appraisal rights or opt out of the settlement). In the settlement, Capital One will agree to waive any right to realize total profit in excess of $630 million under the North Fork stock option agreement granted to Capital One in connection with the merger. In addition, North Fork has agreed to publicly announce additional information relating to the merger and certain other matters in a Form 8-K being filed today with the SEC.

Under the terms of the settlement, all claims relating to the merger agreement and the proposed merger will be dismissed and released on behalf of the settlement class. The settlement is subject to approval by the court in which the action is pending. Upon approval of the proposed settlement by the court, plaintiffs’ attorneys are expected to apply for an award of attorneys’ fees and expenses, which will be paid from the settlement fund.

Additional Information About the Capital One – North Fork Transaction

In connection with the proposed merger between Capital One and North Fork, Capital One filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that included a joint proxy statement of Capital One and North Fork that also constitutes a prospectus of Capital One. Capital One and North Fork mailed the joint proxy statement/prospectus to their respective stockholders on or about July 14, 2006. Investors and security holders are urged to read the definitive joint proxy statement/prospectus (including all filings subsequent to the date of mailing that are incorporated by reference therein as provided in the joint proxy statement/prospectus, including the Form 8-Ks being filed today) regarding the proposed merger because it contains important information. You may obtain a free copy of the definitive joint proxy statement/prospectus and other related documents filed by Capital One and North Fork with the SEC (including such Form 8-Ks) at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the heading “Inves-

tors” and then under the heading “SEC & Regulatory Filings” or by accessing North Fork’s website at www.northforkbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Participants in the Capital One – North Fork Transaction

Capital One, North Fork and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger is set forth in the definitive joint proxy statement/prospectus that was filed with the SEC. You can find information about Capital One’s executive officers and directors in Capital One’s definitive proxy statement filed with the SEC on March 23, 2006. You can find information about North Fork’s executive officers and directors in the definitive joint proxy statement/prospectus. You can obtain free copies of these documents from the Capital One or North Fork using the contact information above.

About North Fork

North Fork is a regional bank holding company headquartered in New York with approximately $58 billion in assets conducting commercial and retail banking from branch locations in the Tri-State area with a complementary national mortgage banking business.

Contacts:

Investors: Daniel M. Healy, 631-531-2058